                                                          Exhibit 10.11

                                 NOTE AGREEMENT


          THIS NOTE AGREEMENT, dated as of June __, 1995 (this "AGREEMENT"), is by and between Morrison Knudsen Corporation, an Ohio corporation (the "LENDER") and MK Rail Corporation, a Delaware corporation (the "BORROWER").

                              W I T N E S S E T H:

          WHEREAS, there currently exists intercompany debt between Borrower and Lender;

          WHEREAS, the Borrower, on the one hand, and the Lender and Morrison Knudsen Corporation, a Delaware corporation ("MKC") on the other hand have asserted various claims, counterclaims, setoffs and causes of action against each other (collectively, the "CLAIMS");

          WHEREAS, to settle, compromise and equitably adjust the Claims, the Borrower, the Lender and MKC are consummating the transactions contemplated by the Global Settlement Agreement dated as of June 15, 1995 (the "GLOBAL SETTLEMENT AGREEMENT");

          WHEREAS, in accordance with Section 2 of the Global Settlement Agreement, the Borrower and the Lender desire to enter into this Agreement to provide for the terms and conditions of the repayment of the Intercompany Debt (as defined herein);

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:


          1.   DEFINITIONS.

          When used herein, the following terms have the following meanings:

          "CLOSING DATE" means the date of this Agreement.

          "EVENT OF DEFAULT" has the meaning set forth in SECTION 4 hereof.

          "FINANCING AGREEMENTS" means all agreements, instruments and documents, including, without limitation, this Agreement and the Note, whether now, or hereafter executed by or on behalf of the Borrower and delivered to the Lender in connection with the Intercompany Debt.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "INDEBTEDNESS" means as to any person at any time, any and all indebtedness, obligations or liabilities (whether indirect, absolute or contingent, or joint or several) of such person for or in respect of:
     (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) the Intercompany Debt, (v) any other transaction (including without limitation forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note other evidence of indebtedness and which are not more than 30 days past due), or (iv) any guaranty of any of the foregoing.

          "INTERCOMPANY DEBT" has the meaning set forth in SECTION 2.1 hereof.

          "LOAN PARTY" and "LOAN PARTIES" means, collectively, the Borrower, Touchstone, Inc., MK Engine Systems Company, Inc., Motor Coils Manufacturing Co., Power Parts Company, Power Parts Sign Co., Alert Mfg. & Supply Co. and Clark Industries, Inc.

          "MATURITY DATE" means May 31, 2000.

          "MK RAIL PNC CREDIT AGREEMENT" means the Amended and Restated Revolving Credit and Letter of Credit Issuance Agreement dated as of March 31, 1995 by and among the Loan Parties, the financial institutions listed on Schedule 1.01(a) thereto and PNC Bank, National Association, as the issuer of letters of credit and as agent as now in effect.

          "NOTE" has the meaning set forth in SECTION 2.1 hereof.

          "PERSON" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision of agency thereof, or any other entity.

          "PRIME RATE" means for any day, a fluctuating interest rate per annum equal to the rate of interest which PNC Bank, National Association announces from time to time as its prime lending rate, which rate may not be the lowest rate then being charged by PNC Bank, National Association to commercial borrowers.

          "REPLACEMENT FINANCING" means Indebtedness in any amount that is senior debt incurred to refinance, extend or add to the Indebtedness of the Borrower to PNC Bank, National Association under the PNC MK Rail Credit Agreement including without limitation additional, new or replacement Indebtedness from PNC Bank, National Association and/or other institutional lenders.

          "REPLACEMENT FINANCING CREDIT AGREEMENTS" means the credit agreements, security agreements, notes and other financing agreements governing the terms of any Replacement Financing.


          2.   CREDIT.

          2.1 INTERCOMPANY DEBT. The Borrower and the Lender agree that the Borrower is indebted to the Lender under the terms of the Global Settlement Agreement on the Closing Date in the original principal amount of $52,200,000 (the "INTERCOMPANY DEBT"). The Intercompany Debt shall be evidenced by a promissory note (the "NOTE") of even date herewith in the form attached hereto as EXHIBIT A. Amounts repaid on the Intercompany Debt may not be reborrowed.

          2.2 INTEREST. The Borrower shall pay to the Lender interest on the outstanding principal balance of the Intercompany Debt at the Prime Rate. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. Following the occurrence and during the continuance of an Event of Default, the Borrower shall pay to the Lender interest on the Intercompany Debt from the date of an Event of Default until such Event of Default has been cured or waived at the per annum rate of two percent in excess of the Prime Rate.

          2.3 AMORTIZATION. The Intercompany Debt and interest thereon shall be payable in annual installments of principal and interest due on the last business day of March in an amount equal to the lesser of (a) $10,440,000 or
(b) such amount as the Borrower is permitted to pay with respect to the Intercompany Debt under the MK Rail PNC Credit Agreement or any Replacement Financing Credit Agreement, as the case may be. Any payment of principal or interest that becomes due and owing but cannot be paid because of the restrictions of the MK Rail PNC Credit Agreement or any Replacement Financing Credit Agreement, as the case may be, shall be paid by the Borrower to the Lender on the first date thereafter upon which such payment is permitted to be paid thereunder.

          2.4 MANDATORY PREPAYMENT; MATURITY. All outstanding principal on the Intercompany Debt accrued thereon from the Closing Date shall be due and payable in full on the earlier of (i) the acquisition of all of the common stock or substantially all of the assets of the Borrower by a person other than the Lender or MKC; (ii) the Maturity Date; or (iii) acceleration after an Event of Default.

          2.5 REPLACEMENT FINANCING. It is understood and agreed that MK Rail is currently attempting to obtain Replacement Financing with respect to its Indebtedness to PNC Bank, National Association under the MK Rail PNC Credit Agreement and to obtain additional credit to finance its working capital needs. The Lender agrees to execute such intercreditor agreements and/or subordination agreements with respect to the Intercompany Debt as are reasonably required in connection with such Replacement Financing and additional credit as well in connection with any subsequent extension of credit to the Borrower.

          2.6 ADJUSTMENT OF INTERCOMPANY DEBT. In the event that the settlement contemplated by the MOU (as defined in the Global Settlement Agreement) is not consummated, then the principal amount of the Intercompany Debt shall be increased by $4,500,000. The principal amount of the Intercompany Debt shall thereafter be decreased by (a) in the event that the Litigation (as defined in the MOU) is settled but on terms other than as set forth in the MOU, unless otherwise consented by MKC in writing, which consent shall not be unreasonably withheld, the lesser of (i) $4,500,000 and (ii) the sum of (x) any cash contributed by MK Rail to such settlement plus (y) the dollar value placed in such settlement on any securities of MK Rail contributed by MK Rail to such settlement plus (z) MK Rail's reasonable attorneys' fees and expenses with respect to the Litigation or (b) in the event that the Litigation (as defined in the MOU) is not settled, the amount of any cash payment by MK Rail made pursuant to a final nonappealable judgment of a court of competent jurisdiction with respect to the Litigation (as defined in the MOU) after subtracting therefrom any crossclaim, counterclaim or third-party action of MKO or MKC against any MK Rail Released Person (other than Stephen Hanks or William J. Agee) pursuant to a non-appealable judgment of a court of competent jurisdiction with respect to the Litigation (as defined in the MOU). In connection with such adjustments, the Borrower shall duly execute and deliver to the Lender a new promissory note in form and substance satisfactory to the Lender to replace the Note, which new promissory note shall be in an amount equal to the outstanding principal amount of the Intercompany Debt on the day thereof after taking into account such reductions. The Lender shall deliver the existing Note to the Borrower in exchange for such new note. In addition, Section 2.3 of this Agreement shall be amended to adjust the amount of the annual installment ratably in accordance with the foregoing adjustments of the Intercompany Debt.


          3.   REPRESENTATIONS AND WARRANTIES.

          The Borrower represents and warrants that as of the date of the execution of this Agreement, and continuing so long as the Intercompany Debt or accrued interest thereon remain outstanding:

          3.1 CORPORATE EXISTENCE. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation and is in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary.

          3.2 CORPORATE AUTHORITY. The execution and delivery by the Borrower of this Agreement and of all the other Financing Agreements and the performance of the Borrower's obligations hereunder and thereunder: (i) are within the Borrower's corporate powers; (ii) are duly authorized by the Borrower's board of directors and, if necessary, the Borrower's stockholders; (iii) are not in contravention of the terms of the Borrower's certificate of incorporation, or by-laws, or of any indenture, agreement or undertaking to which the Borrower is a party or by which the Borrower or any of its property is bound; (iv) does not, as of the execution hereof, require any consent, registration or approval of any Governmental Authority; and (v) does not contravene any contractual or governmental restriction binding upon the Borrower.

          3.3 BINDING EFFECT. This Agreement, the Note and all of the Financing Agreements are the legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their respective terms.

          3.4 SURVIVAL OF WARRANTIES. All representations and warranties contained in this Agreement, the Note and any of the Financing Agreements shall survive the execution and delivery of this Agreement.


          4.   EVENTS OF DEFAULT.

          The occurrence of any one or more of the following events ("EVENTS OF DEFAULT") will constitute a default under this Agreement:

          (a) failure to make any installment of principal or interest when due and payable and not restricted by the

     MK Rail PNC Credit Agreement or any Replacement Financing Credit Agreements, as the case may be;

          (b) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party, in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of a Loan Party, for any substantial part of such Person's property, or for the winding-up or liquidation of such Person's affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of 120 consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding;

          (c) a Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay debts as they become due, or shall take any action in furtherance of any of the foregoing;

          (d) an Event of Default shall have occurred under the MK Rail PNC Credit Agreement or any Replacement Financing Credit Agreement, as the case may be, and shall have resulted in an acceleration of such Indebtedness or the filing of any action to enforce or collect such Indebtedness; or

          (e) failure of the Borrower to deliver within 15 days of a written request therefor a new promissory note to the Lender in accordance with
     SECTION 2.6 hereof.


          5.   REMEDIES.

          In the event of the occurrence and continuation of an Event of Default the Lender may, upon notice to the Borrower, declare any or all of the Intercompany Debt to be immediately due and payable, whereupon all of the Intercompany debt shall become immediately due and payable, except that if an Event of Default described in SECTIONS 4(b) AND 4(c) above shall exist or occur, all of the Intercompany Debt, without notice of any kind, shall be immediately due and payable. All of the Lender's rights and remedies under this Agreement, the Note and the Financing

Agreements or otherwise shall be cumulative, and none exclusive, to the extent permitted by applicable law.


          6.   MISCELLANEOUS.

          6.1 CAPTIONS AND REFERENCES. The recitals to this Agreement (except for definitions) and the section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

          6.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

          6.3 NOTICES. Any notice, request or other communication to either party by the other as provided herein will be given in writing and will be deemed received upon the earlier of receipt or (i) 3 days after mailing if mailed postage prepaid by US mail; (ii) when sent after receipt of confirmation if sent by telecopy or other similar facsimile transmission; (iii) 1 business day after deposit with a reputable overnight courier with all charges prepaid or
(iv) when delivered, if hand delivered by messenger, all of which shall be properly addressed to the address for such party as set forth on the signature pages hereto, or at such other address as either party may notify the other of hereunder.

          6.4 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement, the Global Settlement Agreement, and all other documents executed under or referenced in the Global Settlement Agreement constitute the entire agreement between the Borrower and the Lender relating to the subject matter hereof, it being acknowledged and agreed that such documents represent one and the same integrated transaction and that a part of the consideration hereof and of the execution and delivery of the Note is the execution and delivery by the Lender and certain of its affiliates of the Global Settlement Agreement and of the Mutual Releases provided for in the Global Settlement Agreement and the agreements, releases, covenants, premises and obligations of the Lender contained therein or given in accordance therewith. This Agreement may not be amended or altered in any manner unless such amendment or alteration is in writing and signed by both the Borrower and the Lender. No covenant or condition or any other part of this Agreement may be waived except by written instrument signed and made a part hereof by the Lender. The failure of the Lender to enforce any of the provisions of this Agreement or the waiver thereof in any instance will not be construed as a general waiver or relinquishment on its part of any such provisions, but the same will be and remain in full force and effect.

          6.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower, the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lender and their respective successors and assigns. The Borrower shall not have any right to assign its rights or delegate its duties under this Agreement.

          6.6 APPLICATION OF PAYMENTS. Notwithstanding any contrary provision contained in this Agreement, the Note or in any of the Financing Agreements, the Borrower does irrevocably waive the right to direct the application of any and all payments at any time or times hereafter received by the Lender from the Borrower with respect to the Intercompany Debt, or any and all recoveries received by the Lender from the Borrower pursuant to a judgment rendered by a court of competent jurisdiction with respect to the Intercompany Debt, and the Borrower does hereby irrevocably agree that such payments and recoveries may be applied by the Lender, in its sole discretion, to payment of the Intercompany Debt in the following order or in any other order chosen by the Lender, unless a court of competent jurisdiction shall otherwise direct:

          (a) FIRST, to payment of all costs and expenses of the Lender incurred in connection with the collection and enforcement of the Intercompany Debt;

          (b) SECOND, to payment of that portion of the Intercompany Debt constituting accrued and unpaid interest owing to the Lender;

          (c) THIRD, to payment of the principal of the Intercompany Debt owing to the Lender; and

          (d) FOURTH, the balance, if any, after the Intercompany Debt has been satisfied, shall be returned to the Borrower.

          6.7 GOVERNING LAW; SEVERABILITY. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE. WHEREVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER SUCH LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS AGREEMENT.

          6.8 WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE LENDER AND THE BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, THE PROMISSORY NOTE OR ANY FINANCING AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT

OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THE BORROWER AND THE LENDER HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


               [The Balance of This Page Intentionally Left Blank]

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.



                                   MK RAIL CORPORATION,
                                     a Delaware corporation



                                   By:___________________________
                                      Name:
                                      Title:
                                      Address:



                                   MORRISON KNUDSEN CORPORATION,
                                     an Ohio corporation



                                   By:____________________________
                                      Name:
                                      Title:
                                      Address:

                                    EXHIBIT A


                             FORM OF PROMISSORY NOTE


                                   [Attached]

                                      NOTE

$52,200,000                                                        June __, 1995


     FOR VALUE RECEIVED, the undersigned, MK Rail Corporation, a Delaware corporation ("BORROWER"), hereby promises to pay to the order of Morrison Knudsen Corporation, an Ohio corporation ("LENDER"), at Lender's office at 720 Park Boulevard, Boise Idaho, or at such other place as the holder of this note ("NOTE") may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of FIFTY-TWO MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($52,200,000).
This Note is referred to in and was executed and delivered pursuant to that certain Global Settlement Agreement and Note Agreement of even date herewith between Borrower and Lender (as from time to time amended, modified, restated or supplemented, the "NOTE AGREEMENT") to which reference is hereby made for a more complete statement of the terms and conditions under which the debt evidenced hereby is to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Note Agreement shall be used in this Note as defined in the Note Agreement.

     Unless otherwise paid sooner pursuant to the provisions of SUBSECTION 2.4 of the Note Agreement, any and all outstanding principal shall be due and payable on May 31, 2000.

     Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full hereof on the terms set forth in the Note Agreement and at the applicable rates set forth in SUBSECTION 2.2 of the Note Agreement. Except as otherwise provided in the Note Agreement interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

     If payment hereunder becomes due and payable on a Saturday, Sunday, or legal holiday under the laws of the State of Delaware, the due date thereof shall be extended to the next succeeding Business Day, and interest be payable thereon during such extension at the rate specified in the Note Agreement. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed , exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, any such excess interest collected by Lender shall be deemed to have been a repayment of principal and shall be so applied.

     Except as otherwise agreed in the Note Agreement, payments received by Lender from Borrower on this note shall be applied first to the payment of interest which is due and payable and only thereafter to the outstanding principal balance thereof.

     This Note is subject to prepayment at the option of Borrower as provided in the Note Agreement and mandatory prepayment as provided in the Note Agreement. Any such prepayments shall be applied in the manner set forth in the Note Agreement.

     DEMAND, PRESENTMENT, PROTEST AND NOTICE OF NONPAYMENT AND PROTEST ARE HEREBY WAIVED BY BORROWER.

     This Note shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Delaware. Whenever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for Borrower.


                                        MK RAIL CORPORATION


                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________